Herman Miller Reports Strong Finish to FY2011; Improved Operating Leverage in the Fourth Quarter
Webcast to be held Thursday, June 23, 2011, at 9:30 AM EDT

Release	Immediate
Date	June 22, 2011
Contact	Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com

Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc. (NASDAQ: MLHR), today announced results for its fourth quarter ended May 28, 2011. The company reported net sales in the quarter of $441.5 million; an increase of 37.3% from the same quarter last fiscal year. Orders in the period of $448.5 million were 23.0% above the prior year level. Diluted earnings per share in the fourth quarter of fiscal 2011 were $0.30 compared to $0.00 in the prior year period.
For the full fiscal year, net sales were $1,649.2 million, reflecting a year-over-year increase of 25.1%. Adjusted diluted earnings per share, which excludes the impact of restructuring expenses, were $1.09 and $0.66, in 2011 and 2010, respectively. Diluted earnings per share in fiscal 2011 and 2010 were $1.06 and $0.43, respectively.
Brian Walker, Chief Executive Officer, stated, “We finished the fiscal year in strong fashion behind continued strength in customer demand and improved operating leverage. Net sales in the quarter marked our fourth consecutive period of double-digit percentage growth and capped the largest full-year sales increase in our company's history. This recovery complements a host of milestones we achieved this year; all of which provide momentum as we begin fiscal 2012.”

FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)
	Three Months Ended		Fiscal Year Ended
	5/28/2011	5/29/2010	% Chg.	5/28/2011	5/29/2010	% Chg.
Net Sales	$441.5	$321.5	37.3	$1,649.2	$1,318.8	25.1
Gross Margin %	33.0%	32.8%	N/A	32.6%	32.5%	N/A
Operating Expenses	$114.1	$91.7	24.4	$411.8	$358.2	15.0
Restructuring Expenses	−	$9.6	N/A	$3.0	$16.7	(82.0)
Operating Earnings %	7.2%	1.3%	N/A	7.5%	4.1%	N/A
Adj. Operating Earnings %*	7.2%	3.1%	N/A	6.7%	5.2%	N/A
Net Earnings	$17.1	$2.1	714.3	$70.8	$28.3	150.2
Earnings per share-diluted	$0.30	$—	N/A	$1.06	$0.43	146.5
Adj. Earnings per share-diluted*	$0.30	$0.10	200.0	$1.09	$0.66	65.2
Orders	$448.5	$364.5	23.0	$1,672.3	$1,322.4	26.5
Backlog	$275.8	$243.6	13.2

*Items indicated represent Non-GAAP measurements; see “Reconciliation of Non-GAAP Financial Measures” below.

Fourth Quarter 2011 Financial Results
Fourth quarter net sales within the company's North American segment totaled $344.3 million. This amount is 40.1% higher than the year ago period. The company's non-North American business segment reported fourth quarter sales of $83.1 million - a year-over-year improvement of 27.7% over the fourth quarter of last year.
Orders within Herman Miller's North American business segment were up 21.4% from the fourth quarter of last fiscal year, while the company's non-North American segment reported a year-over-year increase in orders of 31.9%.
Herman Miller's consolidated fourth quarter gross margin was 33.0%, 20 basis-points above the same quarter a year ago. This year-over-year improvement was driven by increased leverage from higher production levels, which was partially offset by the impact of higher price discounting, commodity costs, and employee bonus expenses. On a sequential-quarter comparison, gross margin in the fourth quarter increased 90 basis-points. Improved production efficiencies and comparatively lower levels of price discounting drove the majority of the sequential-quarter improvement. These factors outpaced the negative impact of higher incentive bonus expenses and commodity costs in the quarter.
Operating expenses in the fourth quarter totaled $114.1 million. This reflects an increase of approximately $23 million on a year-over-year basis after excluding adjustments related to Nemschoff purchase price contingencies and bad debt charges associated with the write-off of dealer receivables in Australia; both of which were recorded in the prior year fourth quarter. Higher variable costs associated with increased sales between periods and a return to full employee benefit levels drove the majority of the year-over-year increase in operating expenses. Relative to the third quarter of this fiscal year, operating expenses increased $12.2 million. Approximately $5 million of the increase relates to a favorable adjustment recognized during the third quarter in settling the remaining contingent components of the Nemschoff purchase price. The remaining sequential-period increase was driven by variable costs on higher sales volume and a seasonal ramp-up in marketing expenses in advance of the NeoCon tradeshow.
Greg Bylsma, Chief Financial Officer, stated, “We continue to be encouraged by the growth of our business, which for the past several quarters has exceeded that of the broader industry in North America. Importantly, our results this quarter reflect a substantial improvement in operating leverage. We achieved an adjusted operating earnings contribution margin of 22% on our sequential quarter sales growth. This is especially encouraging given the relative impact this quarter of higher commodity costs and incremental employee incentive accruals.”

Herman Miller's effective income tax rate in the fourth quarter was 36.4%. This compares to 24.4% in the third quarter of this fiscal year. The higher rate in the current quarter resulted primarily from a true-up of the manufacturing deductions allowable against the company's full-year taxable income. In the fourth quarter of last fiscal year, the company recognized a consolidated income tax benefit of $2.3 million against a $0.2 million net loss before tax. This related principally to the release of income tax reserves triggered by the closure of an IRS audit and benefits from the manufacturer's deduction under the 2004 American Jobs Creation Act. For the full fiscal year, Herman Miller's effective income tax rate was 30.9% compared to 18.8% in fiscal year 2010.
The company's cash position at the end of the fourth quarter was $148.6 million; a decrease of $16.1 million from the February ending balance. Net of new borrowings, Herman Miller paid $50 million in cash during the fourth quarter to reduce outstanding debt obligations. The company also made additional contributions to its employee pension plans in the period. Cash flow from operations in the quarter totaled $37.6 million. This compares to $36.3 million in the fourth quarter of last fiscal year.

Mr. Walker concluded, “There are many examples throughout our corporate history where innovative thinking and teamwork helped us weather times of challenge - only to emerge a stronger, more capable organization. I believe this is where we are today as a company. We accomplished a range of objectives in this year of economic recovery, from the launch of exciting new products to advances in how and where we do business. Importantly, all of this was achieved through the hard work and dedication of our employees, who understand the power of working together. I'm proud of these accomplishments, and look forward to seeing us reach even greater heights in the coming year.”

The company announced a live webcast to discuss the results of the fourth quarter of fiscal 2011 on Thursday, June 23, 2011, at 9:30 a.m. EDT. To ensure your access to the webcast, you should allow extra time to visit the company's website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the quarterly periods indicated.

Earnings Per Share - Basic	Three Months Ended
	5/28/2011	5/29/2010
Numerator (in millions): Net Earnings	$17.1	$2.1

Denominator: Weighted-Average Common Shares Outstanding	57,376,710	56,912,029

Earnings Per Share - Diluted	Three Months Ended
	5/28/2011	5/29/2010
Numerator (in millions): Net Earnings	$17.1	$2.1
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	─	(2.2)
Numerator for diluted EPS	$17.1	$(0.1)

Denominator: Weighted-Average Common Shares Outstanding	57,376,710	56,912,029
Potentially dilutive shares resulting from stock plans	364,923	─
Denominator for diluted EPS	57,741,633	56,912,029

Supplemental Reconciliation: Components of Earnings Per Share
The following table summarizes the components of the numerator and denominator used in the calculation of earnings per share for the year-to-date periods indicated.

Earnings Per Share - Basic	Fiscal Year Ended
	5/28/2011	5/29/2010
Numerator (in millions): Net Earnings	$70.8	$28.3

Denominator: Weighted-Average Common Shares Outstanding	57,118,777	55,997,781

Earnings Per Share - Diluted	Fiscal Year Ended
	5/28/2011	5/29/2010
Numerator (in millions): Net Earnings	$70.8	$28.3
Adjustment to earnings related to contingent purchase consideration that can be settled in common stock at the company's option, net of tax	(9.5)	(3.6)
Numerator for diluted EPS	$61.3	$24.7

Denominator: Weighted-Average Common Shares Outstanding	57,118,777	55,997,781
Potentially dilutive shares resulting from stock plans and contingent consideration issued for acquisition	556,343	1,492,587
Denominator for diluted EPS	57,675,120	57,490,368

Reconciliation of Non-GAAP Financial Measures
This release contains Adjusted Earnings per Share and Adjusted Operating Earnings measures, which are both Non-GAAP financial measures. Adjusted Earnings per Share and Adjusted Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate, adjustments to acquisition-related contingent purchase price liabilities, and expenses associated with the retirement of debt obligations as transacted through a tender offer. We present Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations.
Adjusted Earnings per Share and Adjusted Operating Earnings are not measurements of our financial performance under GAAP and should not be considered an alternative to Earnings per Share or Operating Earnings under GAAP. Adjusted Earnings per Share and Adjusted Operating Earnings have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted Earnings per Share and Adjusted Operating Earnings, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted Earnings per Share and Adjusted Operating Earnings should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using Adjusted Earnings per Share and Adjusted Operating Earnings only as a supplement.
The following table reconciles Adjusted Earnings per Share to Earnings per Share for the periods indicated.

	Three Months Ended		Fiscal Year Ended
	5/28/2011	5/29/2010	5/28/2011	5/29/2010
Earnings per Share - Diluted	$0.30	$—	$1.06	$0.43
Add back: Restructuring charges	─	0.10	0.03	0.18
Add back: Tender offer settlement charges	─	─	─	0.05
Adjusted Earnings per Share - Diluted	$0.30	$0.10	$1.09	$0.66

The following table reconciles Adjusted Operating Earnings to Operating Earnings for the periods indicated.

(Dollars in millions)	Three Months Ended		Fiscal Year Ended
	5/28/2011	5/29/2010	5/28/2011	5/29/2010
Operating Earnings	$31.6	$4.1	$123.3	$53.6
Add: Restructuring expenses	─	9.6	3.0	16.7
Less: Adjustments to contingent purchase consideration	─	(3.7)	(15.1)	(6.4)
Add: Tender offer settlement charges	─	─	─	4.5
Adjusted Operating Earnings	$31.6	$10.0	$111.2	$68.4

About Herman Miller
Herman Miller works for a better world around you-with inventive designs, technologies and related services that improve the human experience wherever people work, heal, learn, and live. Its curiosity, ingenuity, and design excellence create award-winning products and services, resulting in more than $1.6 billion in revenue in fiscal 2011. Innovative business practices and a commitment to social responsibility have also established Herman Miller as a recognized global company. In 2011, Herman Miller again received the Human Rights Campaign (HRC) Foundation's top rating in its annual Corporate Equality Index and was also cited by FORTUNE as the "Most Admired" company in the contract furniture industry. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management's beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

Financial highlights for the quarter ended May 28, 2011, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Three Months Ended
	May 28, 2011		May 29, 2010
Net Sales	$441.5	100.0%	$321.5	100.0%
Cost of Sales	295.8	67.0%	216.1	67.2%
Gross Margin	145.7	33.0%	105.4	32.8%
Operating Expenses	114.1	25.8%	91.7	28.5%
Restructuring Expenses	−	—%	9.6	3.0%
Operating Earnings	31.6	7.2%	4.1	1.3%
Other Expense, net	4.7	1.1%	4.3	1.3%
Earnings before Income Taxes	26.9	6.1%	(0.2)	(0.1)%
Income Tax Expense / (Benefit)	9.8	2.2%	(2.3)	(0.7)%
Net Earnings	$17.1	3.9%	$2.1	0.7%
Earnings Per Share - Basic	$0.30		$0.04
Weighted Average Basic Common Shares	57,376,710		56,912,029
Earnings Per Share - Diluted	$0.30		$—
Weighted Average Diluted Common Shares	57,741,633		56,912,029

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

	Fiscal Year Ended
	May 28, 2011		May 29, 2010
Net Sales	$1,649.2	100.0%	$1,318.8	100.0%
Cost of Sales	1,111.1	67.4%	890.3	67.5%
Gross Margin	538.1	32.6%	428.5	32.5%
Operating Expenses	411.8	25.0%	358.2	27.2%
Restructuring Expenses	3.0	0.2%	16.7	1.3%
Operating Earnings	123.3	7.5%	53.6	4.1%
Other Expense, net	20.8	1.3%	18.8	1.4%
Earnings before Income Taxes	102.5	6.2%	34.8	2.6%
Income Tax Expense	31.7	1.9%	6.5	0.5%
Net Earnings	$70.8	4.3%	$28.3	2.1%
Earnings Per Share - Basic	$1.24		$0.51
Weighted Average Basic Common Shares	57,118,777		55,997,781
Earnings Per Share - Diluted	$1.06		$0.43
Weighted Average Diluted Common Shares	57,675,120		57,490,368

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Fiscal Year Ended
	May 28, 2011	May 29, 2010

Net Earnings	$70.8	$28.3
Cash Flows provided by Operating Activities	91.1	99.1
Cash Flows used for Investing Activities	(31.4)	(77.6)
Cash Flows used for Financing Activities	(50.2)	(78.9)
Effect of Exchange Rates	4.3	(0.7)
Net Increase/(Decrease) in Cash	13.8	(58.1)
Cash, Beginning of Period	$134.8	$192.9
Cash, End of Period	$148.6	$134.8

Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	May 28, 2011	May 29, 2010
Assets
Current Assets
Cash and Cash Equivalents	$148.6	$134.8
Marketable Securities	11.0	12.1
Accounts Receivable, net	193.1	144.7
Inventories, net	66.2	57.9
Prepaid Expenses and Other	58.5	46.4
Totals	477.4	395.9
Net Property and Equipment	169.1	175.2
Other Assets	167.2	199.5
Total Assets	$813.7	$770.6
Liabilities and Shareholders' Equity
Current Liabilities
Unfunded Checks	$6.4	$4.3
Current Maturities of Long-term Debt	─	101.2
Accounts Payable	112.7	96.3
Accrued Liabilities	152.4	112.4
Totals	271.5	314.2
Long-term Debt, Less Current Maturities	250.0	200.0
Other Liabilities	87.2	176.3
Total Liabilities	608.7	690.5
Shareholders' Equity Totals	205.0	80.1
Total Liabilities and Shareholders' Equity	$813.7	$770.6